SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Aether Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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      ☑ No fee required.

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May 28, 2002

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Aether Systems, Inc. We will be holding the Annual Meeting on June 28, 2002 at the BWI Airport Marriott Hotel, 1743 West Nursery Road, Baltimore, Maryland 21240, at 10:00 a.m., local time.

      At the 2002 Annual Meeting, we will ask you to:

•	Elect eight members to the Board of Directors;

•	Ratify the selection of KPMG LLP as independent accountants for the fiscal year ending December 31, 2002; and

•	Transact such other business as properly comes before the meeting.

      We have enclosed with this letter a Notice of the Annual Meeting of Stockholders, a Proxy Statement, a proxy card and a return envelope. We have also enclosed Aether Systems, Inc.’s Annual Report for the fiscal year ended December 31, 2001.

      The Board of Directors of Aether recommends that stockholders vote for election of the board’s nominees for director and for approval of the other proposal.

      Whether or not you plan to attend the Annual Meeting, please sign and promptly return your proxy card in the enclosed postage paid envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.

Sincerely,

David S. Oros
Chairman of the Board
and Chief Executive Officer

Your Vote is Important

Please execute and return the enclosed Proxy promptly,
whether or not you plan to attend the Aether Systems, Inc. Annual Meeting.

AETHER SYSTEMS, INC.

11460 CRONRIDGE DRIVE
OWINGS MILLS, MARYLAND 21117

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	June 28, 2002

TIME:	10:00 a.m. local time

PLACE:	BWI Airport Marriott Hotel 1743 West Nursery Road Baltimore, Maryland 21240

YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.

Dear Stockholder:

      At the 2002 Annual Meeting, we will ask you to:

1.	Elect eight directors, each for a one-year term;

2.	Ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent public accountants of Aether for the fiscal year ending December 31, 2002; and

3.	Transact such other business as may properly come before the Annual Meeting.

      You will be able to vote your shares at the Annual Meeting if you were a stockholder of record at the close of business on May 6, 2002.

BY ORDER OF THE BOARD OF DIRECTORS

David C. Reymann
Secretary

Owings Mills, Maryland

May 28, 2002

AETHER SYSTEMS, INC.

11460 CRONRIDGE DRIVE
OWINGS MILLS, MARYLAND 21117

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 28, 2002

      This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 2002 Annual Meeting of Aether Systems, Inc. (“Aether”). The 2002 Annual Meeting will be held on June 28, 2002 at the BWI Airport Marriott, 1743 West Nursery Road, Baltimore, Maryland, 21240.

      This Proxy Statement provides detailed information about the Annual Meeting, the proposals you will be asked to vote on at the Annual Meeting, and other relevant information. The Board of Directors (“Board”) of Aether is soliciting these proxies.

      At the Annual Meeting, you will be asked to vote on the following proposals:

1.	Elect eight directors, each for a one-year term;

2.	Ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent public accountants of Aether for the fiscal year ending December 31, 2002; and

3.	Such other matters as may properly come before the meeting.

      The Board of Directors recommends that the stockholders vote for election of the board’s nominees for director and for approval of the other proposal.

      On May 28, 2002, we began mailing this proxy statement to people who, according to our records, owned common shares of Aether as of the close of business on May 6, 2002. We have mailed with this proxy statement a copy of Aether’s Annual Report.

INFORMATION ABOUT THE 2002 ANNUAL MEETING AND VOTING

The Annual Meeting

      The Annual Meeting will be held on June 28, 2002 at the BWI Airport Marriott, 1743 West Nursery Road, Baltimore, Maryland 21240, at 10:00 a.m. local time.

This Proxy Solicitation

      We are sending you this proxy statement because Aether’s Board of Directors is seeking a proxy to vote your shares at the Annual Meeting. This proxy statement is intended to assist you in deciding how to vote your shares. On May 28, 2002, we began mailing this proxy statement to all people who, according to our stockholder records, owned shares at the close of business on May 6, 2002.

      Aether is paying the cost of requesting these proxies. Aether’s directors, officers and employees may request proxies in person or by telephone, mail, facsimile or otherwise, but they will not receive additional compensation for their services. Aether will reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of our shares.

Voting Your Shares

      You may vote your shares at the Annual Meeting either in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card in time to be received by us before the Annual Meeting. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the Annual Meeting in accordance with the instructions you give on the proxy card.

      If you hold your shares with a broker and do not tell your broker how to vote, your broker has the authority to vote on all proposals.

      If you decide to vote by proxy, your proxy card will be valid only if you sign, date and return it before the Annual Meeting, to be held on June 28, 2002.

      In the election of directors, the eight nominees for director who receive the most votes will be elected. If you do not vote for a particular nominee, or you indicate “WITHHELD” on your proxy card, your vote will not count either for or against the nominee. For the other proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” as to the proposal, it has the same effect as a vote “AGAINST” the proposal.

      If you are a beneficial owner and do not provide the shareowner of record with voting instructions, your shares may constitute broker non-votes. If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on all of the proposals scheduled to be presented at this year’s meeting. If there nevertheless are broker non-votes, in tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and will not be considered votes cast for the foregoing purposes. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting.

      Failure to return a proxy or vote in person will not affect the outcome of the proposals as long as a quorum is achieved. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of Aether’s nominees to the Board, and “FOR” all other items described in this proxy statement and in the discretion of the proxy holders on any other matters that properly come before the meeting).

      We have described in this proxy statement all the proposals that we expect will be made at the Annual Meeting. If we or a stockholder properly present any other proposal to the meeting, the proxies have discretion to vote your shares on the proposal as they see fit.

Revoking Your Proxy

      If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in one of three ways:

•	You may notify the Secretary of Aether in writing that you wish to revoke your proxy. Please contact: Aether Systems, Inc., 11460 Cronridge Drive, Owings Mills, Maryland 21117, Attention: David C. Reymann, Secretary. We must receive your notice before the time of the Annual Meeting.

•	You may submit a proxy dated later than your original proxy.

•	You may attend the Annual Meeting and vote. Merely attending the Annual Meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the proxy.

Vote Required for Approval

      Shares Entitled to Vote. On May 6, 2002 (the “Record Date”), 42,140,412 shares of our common stock were issued and outstanding. Each share issued and outstanding on the Record Date will be entitled to one vote on each of the proposals.

      Quorum. The quorum requirement for holding the meeting and transacting business is that a majority of the shares issued and outstanding on the Record Date be present in person or represented by proxy and entitled to be voted. Accordingly, 21,070,207 shares must be present in person or by proxy for a quorum to be present. If a quorum is not present, a vote cannot occur. Both abstentions and broker non-votes are counted as present for the purposes of determining the presence of a quorum.

      Votes Required. In the election of directors, the eight persons receiving the highest number of “FOR” votes will be elected. The other proposal requires the affirmative “FOR” vote of a majority of those shares present and entitled to vote.

Additional Information

      We are mailing our Annual Report for the fiscal year ended December 31, 2001, including consolidated financial statements, to all shareholders entitled to vote at the Annual Meeting, together with this proxy statement. The Annual Report does not constitute a part of the proxy solicitation material.

Proposal 1:

Election of Directors

      Nominees for election to the Board of Directors are:

J. Carter Beese, Jr.
James T. Brady
George M. Davis
Jack B. Dunn IV
Edward J. Mathias
David S. Oros
George P. Stamas
Kendra VanderMeulen

      The Board of Directors has decided to increase the size of the Board from seven members to eight. Three of our directors are not standing for re-election. We thank these members for their service.

      Each director will be elected to serve for a one-year term, unless he or she resigns or is removed before his or her term expires, or until his or her replacement is elected and qualified. Four of the eight nominees are currently members of the Board of Directors and have consented to serve as directors if re-elected. More detailed information about each of the nominees is available in the section of this proxy statement titled “Directors and Executive Officers,” which begins on page 8.

      NexGen Technologies, L.L.C. (“NexGen”), Telcom-ATI Investors, L.L.C. (“Telcom-ATI”) and Reuters America, Inc. (“Reuters”), who together hold approximately 22.1% of the shares of our common stock, are parties to a stockholders agreement that governs voting for our directors. The agreement requires each party to vote all its shares for one director named by NexGen, two directors named by Telcom-ATI, one director named jointly by NexGen and Telcom-ATI, and one director named by Reuters. Pursuant to this agreement, NexGen has named Mr. Oros as its designee and Telcom-ATI and Reuters have waived their rights to designate directors. The agreement will last until all but one of the parties holds less than a certain percentage of the shares it held in Aether at the time of our initial public offering.

      If any of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees; however, if the nominee is a designee of a party to the stockholders agreement, then the Board of Directors will designate a substitute nominee named by the respective entity who designated the vacating representative. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. Alternatively, the Board of Directors may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board.

      Proxies at the Annual Meeting may not be voted for more than eight directors.

Recommendation

      The Board of Directors unanimously recommends a vote “FOR” each of the nominees to the Board of Directors.

Proposal 2:

Ratification of Independent Auditors

      The Board of Directors has appointed KPMG LLP, an international accounting firm of independent certified public accountants, to act as independent accountants for Aether and its consolidated subsidiaries for 2002. The Board believes that KPMG’s experience with and knowledge of Aether are important, and would like to continue this relationship. KPMG has advised Aether that the firm does not have any direct or indirect financial interest in Aether or any of its subsidiaries, nor has KPMG had any such interest since Aether’s inception in 1996 other than as a provider of auditing and accounting services.

      In making the recommendation for KPMG to continue as independent accountants for the year ended December 31, 2002, the Audit Committee reviewed past audit results and the non-audit services performed during 2001 and proposed to be performed during 2002. In selecting KPMG, the Audit Committee and the Board of Directors carefully considered KPMG’s independence. The Audit Committee has determined that the performance of the non-audit services performed by KPMG did not impair the independence of KPMG.

      KPMG has confirmed to Aether that it is in compliance with all rules, standards and policies of the Independent Standards Board and the Securities and Exchange Commission (“SEC”) governing auditor independence.

      A representative of KPMG is expected to attend the Annual Meeting. The KPMG representative will have the opportunity to make a statement if he or she desires to do so and will be able to respond to appropriate questions from stockholders.

Recommendation

      The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of KPMG.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to beneficial ownership of our common stock as of May 6, 2002, as to:

•	each of our directors, director nominees and named executive officers individually;

•	all our directors and executive officers as a group; and

•	each person (or group of affiliated persons) known by us to own beneficially more than 5% of our outstanding common stock.

      For the purposes of calculating percentage ownership as of May 6, 2002, 42,140,412 shares were issued and outstanding and, for any individual who beneficially owns shares of restricted stock or shares represented by options vested or exercisable on or before July 6, 2002, these shares are treated as if outstanding for that person, but not for any other person. In preparing the following table, we relied upon statements filed with the SEC by beneficial owners of more than 5% of the outstanding shares of our common stock pursuant to Section 13(d) or 13(g) of the Securities Act of 1934, unless we knew or had reason to believe that the information contained in such statements was not complete or accurate, in which case we relied upon information which we considered to be accurate and complete. Unless otherwise indicated, the address of each of the individuals and entities named below is: c/o Aether Systems, Inc., 11460 Cronridge Drive, Owings Mills, Maryland 21117.

	Beneficial Ownership
	of Shares

Name and Address	Number	Percent

Directors, director nominees and executive officers:

David S. Oros(1)	5,278,357	12.5%

George M. Davis(2)	153,050	*

David C. Reymann(3)	70,950	*

Brian W. Keane(4)	32,834	*

Michael S. Mancuso(5)	29,081	*

J. Carter Beese, Jr.(6)	161,302	*

Frank A. Bonsal, Jr.(7)	83,118	*
1119 St. Paul Street
Baltimore, MD 21202

George P. Stamas(8)	33,868	*

Devin N. Wenig(9)	12,600	*
c/o Reuters America, Inc.
1700 Broadway, 2nd Floor
New York, NY 10019

Thomas E. Wheeler(10)	139,325	*

James T. Brady	0	*

Jack B. Dunn IV	0	*

Edward J. Mathias(11)	11,700	*
c/o The Carlyle Group
1001 Pennsylvania Avenue, NW
Washington, DC 20004

Kendra VanderMeulen	0	*

All directors, director nominees and officers as a group(16 persons)(12)	6,080,380	14.3%

	Beneficial Ownership
	of Shares

Name and Address	Number	Percent

5% Stockholders:

NexGen Technologies, L.L.C.	3,326,757	7.9%

Reuters MarketClip Holdings Sarl(13)	2,828,055	6.7%
c/o Reuters America, Inc.
1700 Broadway, 2nd Floor
New York, NY 10019

Telcom-ATI Investors, L.L.C.	3,164,535	7.5%
211 N. Union St., Suite 300
Alexandria, VA 22314

Janus Capital Corporation(14)	2,620,220	6.2%
100 Fillmore Street
Denver, CO 80206

Putnam Investments, LLC.(15)	4,172,307	9.9%
One Post Office Square
Boston, MA 02109

*	Less than 1%.

(1)	Includes 3,326,757 shares of common stock owned by NexGen Technologies, L.L.C. over which Mr. Oros exercises voting and investment control by virtue of his position as managing member of NexGen. Also includes exercisable warrants to purchase 812,500 shares of common stock and exercisable options to purchase 12,600 shares of common stock. Excludes 84,000 shares of unvested restricted stock.
(2)	Includes exercisable warrants to purchase 45,000 shares of common stock and exercisable options to purchase 80,000 shares of common stock. Excludes 34,800 shares of unvested restricted stock.
(3)	Includes exercisable warrants to purchase 5,416 shares of common stock and options to purchase 53,334 shares of common stock. Excludes 19,200 shares of unvested restricted stock.
(4)	Includes exercisable options to purchase 28,334 shares of common stock. Excludes 12,000 shares of unvested restricted stock.
(5)	Includes exercisable options to purchase 25,229 shares of common stock. Excludes 12,000 shares of unvested restricted stock.
(6)	Includes exercisable options to purchase 20,600 shares of common stock. Excludes shares held by NexGen, in which Mr. Beese has a currently exercisable option to become a non-managing member.
(7)	Includes exercisable options to purchase 54,100 shares of common stock.
(8)	Includes exercisable options to purchase 18,850 shares of common stock.
(9)	Includes exercisable options to purchase 12,600 shares of common stock.

(10)	Includes exercisable options to purchase 49,825 shares of common stock. Also includes 5,000 shares owned by the Carol and Tom Wheeler Foundation of which Mr. Wheeler is a trustee, 5,000 shares owned by Mr. Wheeler, and 79,500 shares owned by a trust of which Mr. Wheeler is the beneficiary. Excludes Mr. Wheeler’s indirect interest in shares held by NexGen, of which Mr. Wheeler is a non-managing member.
(11)	Includes 3,700 shares held as custodian for Ellen Mathias.
(12)	Includes exercisable warrants to purchase 862,916 shares of common stock and exercisable options to purchase 429,472 shares of common stock.
(13)	Reuters MarketClip Holdings Sarl is an indirect wholly-owned subsidiary of Reuters Group PLC.
(14)	Based solely on reports filed by this person with the Securities and Exchange Commission as of May 6, 2002.
(15)	Based solely on reports filed by this person with the Securities and Exchange Commission as of May 6, 2002. Includes 1,937,596 shares beneficially owned by Putnam Investment Management, LLC and 2,234,710 shares beneficially owned by The Putnam Advisory Company, LLC, each of which is a subsidiary of Putnam Investments, LLC.

DIRECTORS AND EXECUTIVE OFFICERS

      Set forth below is certain information relating to Aether’s executive officers, directors who will continue to serve after the Annual Meeting and director nominees.

Name	Age	Position

David S. Oros	42	Chairman of the Board and Chief Executive Officer

George M. Davis	46	President and Vice Chairman

David C. Reymann	43	Chief Financial Officer

Brian W. Keane	43	Group President, Mobile Government, Small Business Solutions and International

Michael S. Mancuso	56	President, Enterprise Solutions Group

Frank Briganti	44	President, Transportation and Logistics

John Clarke	39	Senior Vice President, Business Operations

J. Carter Beese, Jr.(1)(2)	45	Director

George P. Stamas	51	Director

James T. Brady	61	Director Nominee

Jack B. Dunn IV	51	Director Nominee

Edward J. Mathias	60	Director Nominee

Kendra VanderMeulen	50	Director Nominee

(1)	Member of the compensation committee.

(2)	Member of the audit committee.

      David S. Oros founded Aether in 1996, and currently serves as our chairman and chief executive officer. Prior to the closing of our acquisition of Riverbed Technologies, he also served as president from Aether’s inception. Mr. Oros also serves on the board of directors of Novatel Wireless Inc. and Corvis Corp. From 1994 until 1996, Mr. Oros was president of NexGen Technologies, L.L.C., a wireless software development company that contributed all of its assets to Aether. From 1992 until 1994, he was president of the Wireless Data Group at Westinghouse Electric (“Westinghouse”). Prior to that, Mr. Oros spent from 1982 until 1992 at Westinghouse directing internal research and managing large programs in advanced airborne radar design and development. Mr. Oros received a B.S. in mathematics and physics from the University of Maryland, and holds a U.S. patent for a multi-function radar system.

      George M. Davis is our president and vice chairman. He previously served as our chief operating officer and president of our enterprise solutions and services group. He joined us in September 1996 as vice president, business development, to lead initiatives required to launch, maintain and develop business opportunities for our services. From September 1994 until September 1996, Mr. Davis was director of enterprise management systems at Northrop Grumman Corp. (“Northrop”). Prior to that time, Mr. Davis spent more than 14 years at Westinghouse where he managed advanced military electronic development and production projects. He received a B.S. in business and economics from Bethany College.

      David C. Reymann has served as our chief financial officer since joining us in June 1998. Mr. Reymann is also responsible for our treasury management services, investor relations and human resources. Before joining us, Mr. Reymann was director of finance and accounting for The Sweetheart Cup Company from June 1996 until May 1998, where he managed the financial analysis department and the accounting operations for 11 North American manufacturing plants. Prior to that, Mr. Reymann spent 12 years with Procter & Gamble, serving in several key finance, accounting and operations positions. Prior to that, Mr. Reymann spent five years at Ernst & Young, where he most recently specialized in emerging growth companies. Mr. Reymann received a B.S. in accounting from the University of Baltimore, and is a certified public accountant.

      Brian W. Keane has served as president of our enterprise solutions division since October 2001. From November 2000 until October 2001, Mr. Keane was our executive vice president, corporate development with responsibility for mergers and acquisitions, strategic investments and joint ventures. Prior to then, Mr. Keane was senior vice president, business affairs since joining us in August 1999. From February 1998 until August 1999, Mr. Keane was chief financial officer for Management Information Consulting, Inc., a technology consulting company. Prior to that, Mr. Keane spent ten years as an investment banker with Smith Barney Inc. Mr. Keane received a B.A. in history and mathematics from Cornell University and an M.B.A. from Harvard Business School.

      Michael S. Mancuso has served as group president, mobile government, small business solutions and international since January 2002. Prior to then, Mr. Mancuso served as our executive vice-president, vertical business unit operations, engineering services group and sales organization since the closing of our Cerulean Technology Inc. (“Cerulean”) acquisition in September 2000. From December 1999 until September 2000, he was the president and chief operating officer at Cerulean. Mr. Mancuso served as vice president of U.S. sales and services at the Data General division of EMC Corporation and as vice president of Data General’s original equipment manufacturers division from June 1997 until December 1999. He also served as general manager within Hewlett-Packard Company’s healthcare information systems division from February 1995 until June 1997. Previously, Mr. Mancuso was at Digital Equipment Corporation/ Compaq where he held leadership positions in sales and marketing. Mr. Mancuso holds an M.B.A. from Babson College and a B.S. in finance/accounting from the University of Massachusetts.

      Frank Briganti has served as our president, transportation and logistics since May 2002. From February 2001 until May 2002, he was our vice president, transportation systems and director of product management for transportation and logistics and from July 2000 until February 2001, he was our director, customer implementation/customer service — wireless services. From January 1997 through June 2000, Mr. Briganti was engineering/program manager with Northrop. Mr. Briganti has a B.S. from the University of Maryland and an M.B.A. from Johns Hopkins University.

      John Clarke has served as our senior vice president, business operations since January 2002. Prior to then, Mr. Clarke has held a variety of positions since joining us in January 1996, including: corporate vice president, operations; corporate vice president, OmniSky initiative; corporate vice president, wireless hosting services; and corporate vice president, global initiatives. Mr. Clarke received a B.S. in electrical engineering from Clarkson University, a B.A. in mathematics from SUC Potsdam and an M.B.A. from Loyola College.

      J. Carter Beese, Jr. was elected a director of Aether on October 20, 1999. Since July 1998, Mr. Beese has served as president of Riggs Capital Partners, a division of Riggs National Corp., which is a venture fund that manages in excess of $100 million. Preceding his appointment to Riggs, from September 1997 until July 1998, Mr. Beese was vice chairman of the Global Banking Group at Bankers Trust. Prior to the merger of Bankers Trust and Alex. Brown, from November 1994 until September 1997, Mr. Beese was chairman of Alex. Brown International. He originally joined Alex. Brown in 1978, became an officer in 1984, and a partner in 1987. Mr. Beese served as a commissioner of the U.S. Securities and Exchange Commission from 1992 to 1994. He serves as a director on the boards of Chinadotcom and Riggs National Corp.

      George P. Stamas was elected a director of Aether on October 20, 1999. Since January 2002, Mr. Stamas has been a senior partner with the law firm of Kirkland and Ellis. Also, since November 2001, Mr. Stamas has been a venture partner with NEA and has served on the advisory board of DB Capital Partners, Inc., the private equity arm of Deutsche Banc Alex. Brown (“Deutsche Banc”). From December 1999 until December 2001, Mr. Stamas served as the vice chairman of the board and managing director of Deutsche Banc. From April 1996 until December 1999, Mr. Stamas was a partner with the law firm of Wilmer, Cutler & Pickering. Mr. Stamas is counsel to, and a limited partner of, the Baltimore Orioles baseball team and also of Lincoln Holdings which holds interests in the Washington Wizards and

Washington Capitals. Mr. Stamas also serves on the board of directors of FTI Consulting, Inc., a multi-disciplined consulting firm listed on the New York Stock Exchange and is a Senior Fellow of the U. S. Chamber of Commerce. He received a B.S. in economics from the Wharton School of the University of Pennsylvania and a J.D. from the University of Maryland Law School.

      James T. Brady is a director nominee. Mr. Brady has served as the managing director — Mid-Atlantic of Ballantree International, Ltd., a management consulting firm, since 2000 and was an independent business consultant from May 1998 until 2000. From May 1995 to May 1998, Mr. Brady was the Secretary of the Maryland Department of Business and Economic Development. Prior to May 1995, Mr. Brady was a managing partner with Arthur Andersen LLP in Baltimore, Maryland. Mr. Brady is a director of McCormick & Company, Inc., Constellation Energy Group, Allfirst Financial Inc. and Allfirst Bank. Mr. Brady received a B.A. from Iona College.

      Jack B. Dunn IV is a director nominee. Mr. Dunn has been chief executive officer of FTI Consulting, Inc. (“FTI”), a multi-disciplined consulting firm with practices in the areas of financial restructuring, litigation consulting and engineering and scientific investigation since October 1995. He joined FTI in 1992, serving as a director since May 1992 and chairman of the board since December 1998. Mr. Dunn is a limited partner of the Baltimore Orioles. Prior to joining FTI, he was a member of the board of directors and a managing director of Legg Mason Wood Walker, Inc. and directed its Baltimore corporate finance and investment banking activities. He received a B.A. from Princeton University and a J.D. from the University of Maryland Law School.

      Edward J. Mathias has been a managing director of The Carlyle Group, a Washington, D.C. based private merchant bank, since 1994. Mr. Mathias served as a managing director of T. Rowe Price Associates, Inc., an investment management firm, from 1971 to 1993.

      Kendra VanderMeulen has been a strategic consultant since August 2001. From July 1994 until August 2001, she served as senior vice president of product development and strategy for AT&T Wireless (formerly McCaw Cellular Communications, Inc.), with responsibility for definition, development, introduction and management of new mobility products. Prior to joining McCaw Cellular, Ms. VanderMeulen was with Cincinnati Bell Information Systems (now Convergys), where she served as chief operating officer and president of the communication systems group. Prior to that time, she held a variety of business and technical management positions at AT&T. Ms. VanderMeulen holds a B.S. from Marietta College and an M.S. from Ohio State University.

      Directors serve for a one year term.

      Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. We expect that each of our officers will devote substantially full time to our affairs. We expect that our non-employee directors will devote such time to our affairs as is necessary to discharge their duties. There are no family relationships among any of our executive officers, directors or key employees.

Meetings of the Board of Directors and Standing Committees

      The Board of Directors held a total of 12 meetings during 2001, and executed three unanimous consents in lieu of a meeting. Each of the directors attended at least 75% of the meetings of the Board except for Mr. Wenig.

      The standing committees of the Board of Directors include an Audit Committee and a Compensation Committee. The Compensation Committee consists of Messrs. Beese and Wheeler, with Mr. Beese as its chairman. Following the annual meeting, we expect the Board of Directors to elect a new member of the Compensation Committee to replace Mr. Wheeler. During 2001, Mr. Rahul C. Prakash was also a member of the Compensation Committee until he resigned from the Board of Directors in June 2001. The Compensation Committee determines the compensation of senior executive officers (such as the chief executive officer and chief financial officer), subject, if the Board so directs, to the Board’s further ratification of the compensation; determines the compensation for other officers or delegates such determinations to the chief executive officer; grants options, stock or other equity interests under our stock option or other equity-based incentive plans; and administers those plans and, where such plans specify, our other employee benefit plans. The Compensation Committee held a total of five meetings during 2001, which were attended by all of the Compensation Committee members.

      The Audit Committee consists of Messrs. Beese, Bonsal and Wheeler, with Mr. Beese as its chairman. Mr. Wheeler joined the Audit Committee in June 2001. Following the annual meeting, we expect the Board of Directors to elect new members of the Audit Committee to replace Mssrs. Bonsal and Wheeler. The Audit Committee’s responsibilities are described in a written charter adopted by the Board of Directors. The Audit Committee makes recommendations to the Board concerning the engagement of independent accountants; reviews with the independent accountants the plans and results of the audit engagement; approves professional services provided by the independent accountants; considers the range of audit and non-audit fees; verifies that auditors are independent of management and are objective in their findings; reviews annual CPA audit and recommendations of internal controls and related management response; reviews the audit reports with management and the auditor; oversees the internal audit function; and monitors management’s efforts to correct deficiencies described in any audit examination. A report of the Audit Committee can be found on page 19 of this proxy statement. The Audit Committee held a total of 10 meetings during 2001, which were attended by all of the Audit Committee members, except that Mr. Bonsal missed one meeting and Mr. Wheeler missed two meetings.

Director Compensation

      Except for reimbursement for reasonable travel expenses relating to attendance at Board meetings and discretionary grants of stock options, directors are not compensated for their services as directors. Directors who are employees are eligible to participate in our equity incentive plan. The following table identifies options that we have granted to our current non-employee directors since January 1, 2001.

	Number of
	Shares Underlying	Exercise	Vesting	Expiration
Non-Employee Director	Options(#)	Price($)	Date	Date

J. Carter Beese, Jr.	28,000	$8.54	07/25/02	07/24/11

Frank A. Bonsal, Jr.	23,000	$8.54	07/25/02	07/24/11

Thomas E. Wheeler	28,000	$8.54	07/25/02	07/24/11

George P. Stamas	18,000	$8.54	07/25/02	07/24/11

Devin N. Wenig	18,000	$8.54	07/25/02	07/24/11

Executive Officer Compensation

      Summary Compensation. The following table sets forth compensation for 1999, 2000 and 2001 awarded to, earned by or paid to our chief executive officer and the four other most highly paid executive officers. In addition, we have provided this information with respect to two persons who were executive officers during 2001, but are no longer executive officers: Mr. Jackson, who separated from Aether in September 2001; and Mr. Shelton, who separated from Aether in April 2002. We refer to these seven officers as the “named executive officers.”

				Long-Term Compensation

	Annual Compensation			Restricted	Shares	All Other
				Stock Awards	Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($) (3)	Options (#)	($)

David S. Oros	2001	$200,000	—	—	18,000	—
Chairman and Chief Executive	2000	$200,000	—	—	350,000	—
Officer	1999	$200,000	$250,000	—	945,100	—

					Long-Term Compensation

	Annual Compensation				Restricted	Shares	All Other
					Stock Awards	Underlying	Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)	($) (3)	Options (#)	($)

George M. Davis	2001	$210,231		$20,000	—	98,000	—
President and Vice Chairman	2000	$200,000		$40,000	—	145,000	—
	1999	$157,292		$24,504	—	55,000	—

David C. Reymann	2001	$157,673		$20,000	—	50,000	—
Chief Financial Officer	2000	$150,000		$30,000	—	80,000	—
	1999	$126,042		—	—	51,250	—

Brian W. Keane	2001	$157,673		$20,000	—	50,000	—
President, Enterprise Solutions	2000	$150,000		$30,000	—	50,000	—
Group	1999	$56,817		$50,000	—	125,000	—

Michael S. Mancuso (1)	2001	$200,000		$60,000	—	50,000	$55,000 (5)
Group President, Mobile	2000	$34,615		$22,192	—	73,119 (4)	—
Government, Small Business
Systems and International

E. Wayne Jackson III	2001	$198,775	(2)	—	—	—	—
Chief Strategist, Software
Products Group through	2000	$160,423		$29,100	—	—	—
September 2001	1999	—		—	—	—	—

Dale R. Shelton	2001	$157,673		$10,000	—	80,000	—
Chief Technology Officer through	2000	$150,000		$30,000	—	100,000	—
April 2002	1999	$129,167		$20,000	—	42,500	—

(1)	Mr. Mancuso became executive vice president, vertical markets in September 2000 upon the completion of our acquisition of Cerulean and was not an executive officer as of December 31, 2000. As of January 2002, Mr. Mancuso became group president.

(2)	Mr. Jackson earned $147,365 before his separation from Aether in September 2001. The remaining amount was paid to Mr. Jackson as salary continuation following his separation from Aether.

(3)	Shares of restricted stock which were received by our named executive officers in exchange for options are not included in this table. Information regarding this exchange is set forth below, and was included in our proxy statement for the 2001 shareholder meeting, beginning on page 6.

(4)	Of these options, 23,119 were granted to Mr. Mancuso to replace options that he held for shares of Cerulean stock.

(5)	Compensation pursuant to a retention agreement entered into with Mr. Mancuso in connection with Aether’s acquisition of Cerulean, of which Mr. Mancuso was an officer.

      Ten-Year Option Repricing. In late 2000, we offered all option holders the opportunity to exchange options whose exercise prices were then above the market price of our common stock for a smaller number of restricted shares of common stock. The exchange provided for the issuance of 0.3 shares of restricted common stock for each share of common stock for which the option was or would become exercisable. The shares are subject to restrictions that prevent transfer or voting of the shares, and the restrictions lapse on substantially the same schedule as the options to be replaced would have become exercisable. Executive officers were given the opportunity to elect to exchange options for shares and our executive officers did elect to make this exchange. The exchange became effective with respect to executive officers in 2001 when the stockholders approved the amendment to the 1999 Equity Incentive Plan to permit the issuance of shares.

      The following table shows certain information regarding the exchange relating to our chief executive officer and each of the named executive officers:

		Number of	Market Price	Exercise		Length of
		Securities	of Stock at	Price at	Number of	Original Option
		Underlying Options	Time of	Time of	Restricted	Term at
Name	Date	Exchanged (#)	Exchange ($)	Exchange ($)	Shares Granted (#)	Date of Exchange

David Oros	6/22/01	350,000	$8.11	$90.00	105,000	9.3 years

George Davis	6/22/01	80,000	$8.11	$152.06	24,000	9.1 years
	6/22/01	65,000	$8.11	$90.00	19,500	9.3 years

David Reymann	6/22/01	50,000	$8.11	$152.06	15,000	9.1 years
	6/22/01	30,000	$8.11	$90.00	9,000	9.3 years

Brian Keane	6/22/01	20,000	$8.11	$152.06	6,000	9.1 years
	6/22/01	30,000	$8.11	$91.25	9,000	9.4 years

Michael S. Mancuso	6/22/01	50,000	$8.11	$75.38	15,000	9.3 years

E. Wayne Jackson III	—	—	—	—	—	—

Dale Shelton (1)	6/22/01	40,000	$8.11	$152.06	12,000	9.6 years
	6/22/01	60,000	$8.11	$91.25	18,000	9.9 years

(1)	Upon Mr. Shelton’s separation from Aether, Mr. Shelton and Aether agreed to prorate his restricted shares through April 2002, his last month of employment. Accordingly, on April 1, 2002, the 30,000 restricted shares were replaced with 4,950 unrestricted shares with a cost basis of $4.37 per share.

      Option Grants in Last Fiscal Year. The following table shows information regarding stock options granted to the named executive officers during the year ended December 31, 2001. No stock appreciation rights were granted to these individuals during the year. All options were granted under Aether’s 1999 Equity Incentive Plan.

	Individual Grants					Potential Realizable Value
						at Assumed Annual
	Number of		Percent of			Rates of Stock Price
	Shares		Total Options	Exercise		Appreciation for
	Underlying		Granted to	Price per		Option Term ($)
	Option Granted		Employees in	Share	Expiration
Name	(#)		Fiscal Year	($)	Date (1)	5% (2)	10% (2)

David S. Oros	18,000	(3)	0.5%	$8.54	07/25/11	$245,434	$398,710

George M. Davis	18,000	(3)	2.6%	$8.54	07/25/11	$245,434	$398,710
	80,000	(4)		$8.54	07/25/11	$1,090,816	$1,772,045

David C. Reymann	50,000	(4)	1.3%	$8.54	07/25/11	$681,760	$1,107,528

Brian W. Keane	50,000	(4)	1.3%	$8.54	07/25/11	$681,760	$1,107,528

Michael S. Mancuso	50,000	(4)	1.3%	$8.54	07/25/11	$681,760	$1,107,528

E. Wayne Jackson III	—		—	—	—	—	—

Dale R. Shelton	80,000	(5)	2.1%	$8.54	07/25/11 (5)	$1,090,816	$1,772,045

(1)	Options expire 90 days after the termination of employment of the option holder.

(2)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the SEC and are based on the assumption that the exercise price was the fair market value of the shares on the date of grant. There is no assurance provided to any executive officer or any other holder of our securities that the actual price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level.

(3)	Options will vest on July 25, 2002.

(4)	Options will vest 25% on July 2, 2002 and 25% annually on the following three anniversaries.

(5)	Upon Mr. Shelton’s separation from Aether, in accordance with Aether’s usual practice, Mr. Shelton and Aether agreed to prorate his stock options through April 2002, his last month of employment. Accordingly, the option for 80,000 shares has been replaced with an immediately-exercisable, non-qualified option for 15,000 shares, and the expiration date of these and other of Mr. Shelton’s options has been extended to April 1, 2004.

      Aggregate Option Exercises and Holdings. The following table provides information concerning option exercises during the year ended December 31, 2001, and the shares represented by outstanding options held by each of the named executive officers as of December 31, 2001.

			Number of Shares
			Underlying Unexercised
			Options at Fiscal Year-End (#)
	Shares Acquired
Name	On Exercise (#)	Value Realized ($)	Exercisable	Unexercisable

David S. Oros	0	—	825,100	18,000

George M. Davis	0	—	125,000	98,000

David C. Reymann	0	—	58,750	50,000

Brian W. Keane	0	—	70,000	50,000

Michael S. Mancuso	0	—	22,339	100,780

E. Wayne Jackson III	17,530	$109,808	15,000	0

Dale R. Shelton	0	—	97,500	80,000

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Value of Unexercised
	In-The-Money Options at
	Fiscal Year-End ($) (1)

Name	Exercisable	Unexercisable

David S. Oros	$5,797,000	$11,880

George M. Davis	$926,250	$64,680

David C. Reymann	$240,791	$33,000

Brian W. Keane	$308,000	$33,000

Michael S. Mancuso	$0	$33,000

E. Wayne Jackson III	$107,790	$0

Dale R. Shelton	$729,500	$52,800

(1)	Options were “in the money” to the extent the closing price of Aether’s common stock on December 31, 2001 exceeded the exercise price of the options. The value of unexercised options represents the difference between the exercise price of net options and $9.20, which was the last reported sale price of Aether common stock on December 31, 2001.

Employment Agreements

      We have entered into an employment contract with Mr. Oros, which became effective June 22, 1999, and provides for a salary of $200,000 per year, a performance bonus of up to $100,000 per year, and additional bonuses based on annual revenue targets and proceeds raised from private placements of our equity securities in 1999. The contract has an initial term expiring in June 2002, and automatically extends for additional one month increments until terminated by Aether or Mr. Oros on 15 days notice. Pursuant to the contract, in 1999 we granted Mr. Oros a warrant to acquire 875,000 shares of our common stock. The warrant currently has an exercise price of $1.60 per share of common stock. Mr. Oros subsequently received our permission to assign part of his warrant, leaving him with a warrant to acquire 775,000 shares. We also gave Mr. Oros the right to allocate to key employees of his choosing warrants to acquire 125,000 shares of common stock having the same terms and conditions. Mr. Oros awarded warrants for 106,250 shares of our common stock to current and past executive officers of Aether. In 1999, Mr. Oros also received a warrant to acquire 175,000 shares of our common stock at an exercise price of $4 per share. From this grant, Mr. Oros subsequently assigned a warrant exercisable for 17,500 shares of our common stock. Each of these warrants became exercisable upon completion of our initial public offering. Warrants that Mr. Oros and other named executive officers continue to hold are included in the table headed “Aggregate Option Exercises and Holdings,” above. If we terminate Mr. Oros without cause, he is entitled to receive from us an amount equal to the salary he would have received during the balance of the term of the employment contract. Under the contract, “cause” means committing an act of gross negligence or other willful act that materially adversely affects Aether, refusing to comply in any respect with specific directions of our Board of Directors, or being convicted or pleading no contest to any felony or any misdemeanor involving fraud, breach of trust or misappropriation.

      On June 8, 2001, we entered into an employment agreement with Mr. Reymann. The agreement has an initial term expiring in June 2003, and automatically extends for additional one year increments until terminated by Aether or Mr. Reymann on 90 days notice before the end of the initial term or the extensions. The agreement provides for a salary of not less than $150,000 per year and annual bonuses to be established by the Board, the Compensation Committee or, if the board directs, our chief executive officer or president. Mr. Reymann may resign with 90 days notice to Aether. If we terminate Mr. Reymann without cause, he is entitled to receive an amount equal to 12 month’s salary, COBRA group health coverage premium costs, immediate vesting of options, restricted stock or other equity instruments, and a pro rata share of the bonus for the year of his termination. Under the agreement, “cause” means committing a material breach of the agreement, committing an act of gross negligence with respect to Aether or otherwise acting with willful disregard for Aether’s best interests, or being convicted of or pleading guilty or no contest to a felony or, with respect to his employment, committing either a material dishonest act or common law fraud or knowingly violating any federal or state securities or tax laws. The agreement provides that if there is a change in control of Aether and within 12 months Mr. Reymann resigns for good reason or is terminated without cause, all options, restricted stock or other equity instruments held by Mr. Reymann will become fully exercisable. A “change in control” means the occurrence of any of the following: a sale of all or substantially all of Aether’s assets, the dissolution or liquidation of Aether, a person or group purchasing over half of Aether’s voting securities, a merger or consolidation of Aether, a successful proxy contest replacing our board of directors, or during any two year period the incumbent board ceasing to constitute a majority of the board, provided that individuals that a majority of the incumbent directors approve for service on the board are treated as incumbent directors.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of Aether’s Board of Directors consists solely of two non-employee directors. The Compensation Committee determines all compensation paid or awarded to Aether’s key executive officers, except that Aether’s Board has delegated to Mr. Oros, as a Board Committee of one, the ability to grant options to new hires for up to 40,000 shares, subject to his duty to report periodically to the Compensation Committee.

      Philosophy. The Compensation Committee’s goal is to recruit and retain executives with superior talent. To do so, the Committee attempts to offer competitive and fair compensation that rewards executives for exceptional performance and holds them accountable for Aether’s performance. Particular objective factors that the Committee believes are important in assessing performance include growth in Aether’s customer base, the development and execution of strategy that focuses on core revenue-generating opportunities, growth in revenue, earnings before interest expense, taxes, depreciation, and amortization, and earnings per share. Additionally, more subjective factors the Committee believes are important in evaluating performance include success in leveraging and creating value-added business relationships, continuing to improve overall efficiencies, and hiring and retention of key employees.

      In establishing appropriate levels for base salary, the Compensation Committee considers the market for senior executives of public companies in businesses comparable to Aether’s, based on their own business experience. The Committee also considers the particular officer’s overall contributions to Aether over the past year and previously. Annual performance bonuses are based on the Compensation Committee’s evaluation of the executive’s performance in achieving general annual goals relating to the metrics specified in the preceding paragraph as well as other contributions that enhance Aether’s value. Option grants are designed to reward an executive officer for his overall contribution to Aether and to serve as an incentive to achieve Aether’s goal of increasing shareholder value.

      Executive officers’ compensation consists primarily of three components: (i) base salary, (ii) cash bonus and (iii) stock options.

      Base Salary. The Committee establishes base salaries after considering a variety of factors that determine an executive’s value to Aether, including the individual’s knowledge, experience, and accomplishments and the level of responsibility assumed. The Committee also sets base salaries at levels it considers necessary to retain key employees. Senior executives at Aether were granted base salary increases for 2002 averaging approximately 5%, based on a variety of performance and current market metrics.

      Cash Bonus. The Committee determined each individual’s cash bonus for the fiscal year ended December 31, 2001. Cash bonuses are based on the Committee’s overall evaluation of the performance and accomplishments of each executive officer in achieving various specified goals for the year. Senior executives of Aether, exclusive of the CEO and one executive from an acquired company who had a unique arrangement, were generally granted cash bonuses averaging approximately 8% of their year 2001 salaries. The one executive officer, who joined Aether as a result of an acquisition in 2000, received an additional bonus based upon goals determined at the time of the acquisition.

      Stock Options. The Committee believes achievement of Aether’s goals may be fostered by a stock option program that is tailored to employees who significantly enhance Aether’s value. The Compensation Committee determined each individual’s grant of stock options. Stock option grants are based on the Committee’s overall evaluation of the performance and accomplishments of each executive officer in achieving various specified goals for the year. Each executive officer, exclusive of the CEO, received an option grant in July 2001 as part of an annual grant for which all employees (including executive officers) are eligible as part of Aether’s performance management process. As discussed in the Compensation Committee’s report in the proxy statement for the 2001 shareholder meeting, the Compensation Committee previously determined to offer all employees, including executive officers, the opportunity to exchange options for restricted shares of Aether common stock. Information regarding options exchanged by executive officers is set forth on page 6 of the proxy statement for the 2001 shareholder meeting. The Compensation Committee offered employees this opportunity because it determined that many of the stock options issued to employees no longer acted as a meaningful incentive in light of the significant change in general stock market conditions in the technology sector which resulted in a decline in the market price of Aether’s common stock.

      Chief Executive Officer’s Compensation. Mr. Oros is one of Aether’s largest stockholders. His financial well-being is therefore directly tied to Aether’s performance as reflected in the price per share of common stock. For his services as Aether’s chairman of the Board of Directors and chief executive officer, Mr. Oros received an amount of compensation for 2001 determined in accordance with the employment contract entered into in 1999, and did not receive an increase for 2002. In determining whether to award Mr. Oros a bonus for 2001, the Compensation Committee reviewed a number of factors, including general progress of the company, its competitive nature within the industry, current market conditions, and the current value of Aether stock. The committee recognized the progress that had been made to reduce operating expenses and improve operations in a challenging economic environment. However, the Compensation Committee agreed with Mr. Oros’ suggestion that he not receive a cash bonus for 2001 and that he not receive an option grant with respect to his status as an executive officer. The Compensation Committee did grant Mr. Oros an option for 18,000 shares during 2001 as part of a grant in which each of Aether’s directors received a grant of an option for 18,000 shares (plus additional shares for those directors who serve on committees).

      Compensation Deduction Limit. The SEC requires that this report comment on Aether’s policy with respect to a special rule under the tax laws, section 162(m) of the Internal Revenue Code. That section limits, with exceptions described below, the compensation that a corporation can deduct for payments to a chief executive officer and the four other most highly compensated executive officers to $1 million per officer per year. A company can deduct compensation (including from exercising options) in excess of $1 million if it pays the compensation under a plan that its shareholders approve and that is performance-related. Option exercises are typically deductible under such a plan if granted with exercise prices at or above the market price when granted or if grandfathered because granted before the public offering. The Committee’s policy with respect to the compensation deduction limit is to make every reasonable effort to ensure that compensation likely to be received by a senior executive is deductible under section 162(m), while at the same time giving Company executives incentives to stay with and enhance Aether’s value. The Committee believes, however, that compensation exceeding the $1 million deduction limit should not be ruled out where such compensation is justified based on the executive’s value to Aether and its shareholders. The Committee believes that no executive compensation expenses paid in 2001 will be non-deductible under section 162(m).

      This Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement, unless the report is specifically incorporated by reference.

J. Carter Beese, Jr. (Chairman)
Thomas E. Wheeler

Compensation Committee Interlocks and Insider Participation

      None of the members of our Compensation Committee is or has ever been an officer or employee of Aether or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee, except that Messrs. Clarke, Oros and Keane serve on the board of directors of Sila Communications, Limited, of which Mr. Oros is an executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) requires our officers (as defined in regulations issued by the SEC) and directors, and persons who own more than ten percent of a registered class of Aether’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

      Based solely on a review of copies of such reports of ownership furnished to us and certifications from executive officers and directors, we believe that during the past fiscal year all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Stock Performance Chart

      As part of proxy statement disclosure requirements mandated by the SEC, we are required to provide a comparison of the cumulative total shareholder return on our common stock with that of a broad equity market index and either a published industry index or a peer group index. This graph is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the 1934 Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the corporation under the Securities Act of 1933 or the 1934 Act.

      The following chart compares the yearly percentage change in the cumulative total shareholder return in Aether’s common stock since our initial public offering on October 21, 1999 with the cumulative total return on the S&P 500 Index (the equity index) and the Business Software Services Index prepared by Media General Financial Services (the peer index). The comparison assumes $100 was invested on October 21, 1999 in Aether’s common stock and in each of the above indices with reinvestment of dividends.

Comparison of Cumulative Total Return

Among Aether Systems
S&P 500 Index and Business Software Services

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Since January 1, 2001, we have engaged in the following transactions or there are currently proposed transactions with the following persons:

•	directors, nominees for election as directors, or executive officers;

•	beneficial owners of 5% or more of Aether’s common stock;

•	immediate family members of the above, and

•	entities in which the above persons have substantial interests.

Reuters Limited

      On May 6, 2000, Aether and Reuters Limited (“Reuters”) formed Sila Communications Limited (“Sila”). Reuters was one of our original investors and continues to hold approximately 6.7% of our common stock. In addition, under the terms of a voting agreement among some of our stockholders, Reuters has the right to appoint one director, who is currently Devin N. Wenig. David S. Oros, our Chairman and Chief Executive Officer, serves as chairman of Sila, and one of our directors, Devin N. Wenig, and two of our executive officers, Brian Keane and John Clarke, also serve on the board of Sila.

      On November 21, 2001, Aether, Reuters and Sila entered into a Funding Agreement pursuant to which each party agreed to restructure the operations of Sila. In connection with the restructuring, Aether and Reuters agreed to provide an aggregate of £5,000,000 (of which Aether’s portion was £3,000,000), or such higher amounts as Aether and Reuters may agree in amounts pro-rata to their existing shareholdings in Sila. On November 30, 2001, Aether paid $2,136,600 to Sila and Sila issued a promissory note to

Aether in the original principal amount of $2,136,600, which will increase as Aether makes future payments to Sila under the Funding Agreement up to a total of $4,273,200, which amount was equivalent to the £3,000,000 total Aether has agreed to pay Sila under the Funding Agreement. Future payments up to the £3,000,000 total are to be paid by Aether at the written request of Sila. In consideration of the funding, Sila agreed to prepare, within a reasonable time after the date of the funding, a rationalization plan containing provisions relating to the restructuring of its business. Also in connection with the restructuring, Sila, Sila Technology Limited (“Sila Technology”), a wholly-owned subsidiary of Sila, Reuters S.A., and Aether entered into a Software License Agreement pursuant to which Sila and Sila Technology granted a license to Aether and Reuters S.A. allowing the use of certain Sila and Sila Technology software. The license, which is in consideration of the funding and is non-exclusive, world-wide, perpetual, irrevocable and royalty-free, is a license to install, use, sell, modify, enhance, adapt, copy, and create derivative works from the licensed software.

      Reuters also provided financial data services to Aether during 2001 and received $347,034 in payment for these services. Aether provided Reuters’ employees MarketClip services during 2001 and Aether received compensation of $13,862 for these services.

Huber Oros & Company, LLC

      Since the middle of 2000, Huber Oros & Company, LLC (“Huber Oros”) has been the administrative agent of our corporate benefits program. Matthew Oros, the chief executive officer and founder of Huber Oros, is the brother of David S. Oros, our Chairman and Chief Executive Officer. Aether paid Huber Oros $316,152 in agency fees in 2001, which is based on a percentage of the total claims processed by Huber Oros on behalf of Aether during 2001.

Deutsche Banc Alex. Brown

      Deutsche Banc Alex. Brown (“Deutsche Banc”) provides financial services and investment banking services to Aether. George P. Stamas, one of our directors, served as the vice chairman of the board and managing director of Deutsche Banc until December 2001 and currently serves on the advisory board of DB Capital Partners Inc., the private equity arm of Deutsche Banc. During 2001, we incurred fees to Deutsche Banc in connection with financial advice and we paid for software acquired from a third party who assigned the account receivable to a financing subsidiary of Deutsche Banc.

Aircraft Rental

      During 2001, Dave Oros, our Chairman and Chief Executive Officer, reimbursed Aether $273,756 for his personal use of Aether’s corporate jet, which Aether is currently seeking to sell. The amount reimbursed to Aether included the direct costs associated with the flights as well as a portion of the indirect overhead costs that are billed to Aether by an independent management company.

REPORT OF THE AUDIT COMMITTEE, AUDIT FEES AND AUDITOR INDEPENDENCE

Audit Committee Report

      In accordance with its charter, the Audit Committee has reviewed and discussed with Aether’s management and KPMG, Aether’s independent auditors, the consolidated financial statements of Aether and its subsidiaries set forth in Aether’s 2001 Annual Report to Stockholders.

      The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, which includes, among other items, matters relating to the conduct of an audit of Aether’s financial statements.

      The Audit Committee has received the written disclosure and the letter from KPMG required by Independence Standards Board Standard No. 1 and has discussed with KPMG their independence from management and Aether and considered the compatibility of non-audit services with KPMG’s independence. The Audit Committee does not believe that the rendering of these services by KPMG is incompatible with maintaining KPMG’s independence.

      Based on its review and discussions with management of Aether and KPMG, the Audit Committee has recommended to the Board of Directors that Aether include the consolidated financial statements of Aether and its subsidiaries for the year ended December 31, 2001 in Aether’s Annual Report to Stockholders and in Aether’s Annual Report on Form 10-K.

      The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management had maintained appropriate accounting and financial reporting principles or appropriate internal control procedures designed to ensure compliance with accounting standards and applicable laws and regulations.

May 28, 2002

J. Carter Beese, Jr. (Chairman)
Frank A. Bonsal, Jr.
Thomas E. Wheeler

Information Regarding the Fees Paid to KPMG during the Year Ending December 31, 2001

Audit Fees

      For the year ended December 31, 2001, the aggregate fees for professional services rendered for the audit of Aether’s annual financial statements and the reviews of the financial statements included in Aether’s Form 10-Qs by KPMG LLP were $676,000.

Financial Information Systems Design and Implementation Fees

      For the year ended December 31, 2001, Aether did not incur any charges or pay any fees related to any financial information systems design and implementation services provided by KPMG LLP.

All Other Fees

      For the year ended December 31, 2001, the aggregate fees billed for services rendered by KPMG LLP, other than the fees discussed in the foregoing paragraphs were $1,788,000. All other fees included audit-related services of $1,210,000 and tax services of $578,000. The audit-related services consisted principally of accounting research, review of SEC filings and due diligence assistance.

ADDITIONAL INFORMATION

      Copies of Aether’s Annual Report on Form 10-K, except for exhibits, are available at no charge upon request. We will also furnish the exhibits to the Annual Report on Form 10-K at no charge upon request. To obtain copies of the Annual Report on Form 10-K or its exhibits, please contact Gregg Lampf, Director, Investor Relations, at 11460 Cronridge Drive, Owings Mills, Maryland 21117, or at telephone number (410) 654-6400.

STOCKHOLDER PROPOSALS

      If you intend to propose any matter for action at our 2003 Annual Meeting of Stockholders and wish to have the proposal included in our proxy statement, you must submit your proposal to the Secretary of Aether at 11460 Cronridge Drive, Owings Mills, Maryland 21117, not later than January 28, 2003. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Exchange Act of 1934 as well as the requirements of our certificate of incorporation and bylaws. Only then can we consider your proposal for inclusion in our proxy statement and proxy relating to the 2003 Annual Meeting. We will be able to use proxies you give us for the next year’s meeting to vote for or against any shareholder proposal that is not included in the proxy statement at our discretion unless the proposal is submitted to us on or before April 13, 2003.

BY ORDER OF THE BOARD OF DIRECTORS

David C. Reymann Secretary

Owings Mills, Maryland

May 28, 2002

DETACH HERE

PROXY

AETHER SYSTEMS, INC.

PROXY FOR ANNUAL MEETING OF JUNE 28, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints David S. Oros and David C. Reymann, or either of them, as attorneys-in-fact, with full power of substitution, to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of Aether Systems, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders of Aether Systems, Inc. to be held on June 28, 2002 at the BWI Airport Marriott, 1743 West Nursery Road, Baltimore, MD 21240 at 10:00 a.m. local time or at any adjournment thereof.

SEE REVERSE SIDE	NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE	SEE REVERSE SIDE

AETHER SYSTEMS, INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

DETACH HERE

[X]	Please Mark votes as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

				FOR	AGAINST	ABSTAIN
1.	Election of directors	2.	The Appointment of KPMG LLP as independent auditors	[ ]	[ ]	[ ]
	Nominees: (01) J. Carter Beese, Jr., (02) James T. Brady, (03) George M. Davis, (04) Jack B. Dunn IV, (05) Edward J. Mathias, (06) David S. Oros, (07) George P. Stamas and (08) Kendra VanderMeulen.

FOR			WITHHELD	IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY
ALL	[ ]	[ ]	FROM ALL	PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY
NOMINEES			NOMINEES	ADJOURNMENT OR POSTPONEMENT THEREOF.

[ ]	For all nominees except as note above

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	[ ]
MARK HERE IF YOU PLAN TO ATTEND THE MEETING	[ ]

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such

Please sign, date and return promptly in the accompanying envelope

Signature: _____________________	Date: _______	Signature: _____________________	Date: _______